Exhibit 10.2

EQUITY APPRECIATION RIGHTS AWARD AGREEMENT

(Acushnet Executives)

THIS EQUITY APPRECIATION RIGHTS AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of this        day of            , 2011 (the “Grant Date”), by and between Acushnet Company, a Delaware corporation (the “Company”) and                  (the “Employee”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Acushnet Company Equity Appreciation Rights Plan (the “Plan”) attached as Exhibit A hereto.

WHEREAS, the Company has determined to award CSEs to the Employee under the Plan, and on the terms and subject to the conditions set forth herein and in the Plan;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Grant of CSEs. The Company hereby awards to Employee, effective as of the Grant Date,         CSEs with an Expiration Date of December 31, 2016 and a Grant Date Value of $100.00 per CSE, being not less than 100% of the fair market value (as determined for purposes of Code Section 409A) of a share of Common Stock as of the Grant Date. Employee hereby accepts such award and agrees that the CSEs are, in addition to the terms and conditions set out herein, subject to all the terms and conditions of the Plan, except as specifically modified herein.

2.                                      Vesting of CSEs. The CSEs awarded hereunder shall be considered Vested CSEs for purposes of the Plan in accordance with the following vesting schedules:

Time-Based CSE Vesting Schedule:      % of the CSEs awarded hereunder shall become Vested CSEs according to the following vesting schedule (the “Time Vesting CSEs”):

[          ]% of the Time Vesting CSEs will vest December 31, 2012

[          ]% of the Time Vesting CSEs will vest on December 31, 2013

[          ]% of the Time Vesting CSEs will vest on December 31, 2014

[          ]% of the Time Vesting CSEs will vest on December 31, 2015

Performance-Based CSE Vesting Schedule (EBITDA):      % of the CSEs awarded hereunder shall become Vested CSEs according to the following vesting schedule (the “EBITDA-Based Vesting CSEs”):

[          ]% of the EBITDA-Based Vesting CSEs will vest as of December 31, 2012, if the Company’s EBITDA is equal to or greater than $124.8 million for the fiscal year ending on December 31, 2012.

[          ]% of the EBITDA-Based Vesting CSEs will vest as of December 31, 2013, if the Company’s EBITDA is equal to or greater than $140.3 million for the fiscal year ending on December 31, 2013.

[          ]% of the EBITDA-Based Vesting CSEs will vest as of December 31, 2014, if the Company’s EBITDA is equal to or greater than $150.4 million for the fiscal year ending on December 31, 2014.

[          ]% of the EBITDA-Based Vesting CSEs will vest as of December 31, 2015, if the Company’s EBITDA is equal to or greater than $165.9 million for the fiscal year ending on December 31, 2015.

The Company and the Employee agree that the Performance-Based CSE Vesting Schedule (EBITDA) is intended to be a cumulative vesting schedule such that, to the extent the Company fails to meet one or more of the annual EBITDA performance goals in any given fiscal year, but succeeds in achieving an annual EBITDA performance goal, on a cumulative basis, in a subsequent fiscal year, the Employee will vest in those portions of the award attributable to the prior fiscal year (i.e., a “catch up”). Any EBITDA-Based Vesting CSEs that have not vested as a result of the EBITDA targets being met as of December 31, 2015, shall be terminated as of such date.

Performance-Based CSE Vesting Schedule (Internal Rate of Return):       % of the CSEs awarded hereunder shall become Vested CSEs according to the following vesting schedule (the “IRR-Based Vesting CSEs”), it being understood that any IRR-Based Vesting CSEs that do not vest as a result of the following Internal Rate of Return targets not being met shall be immediately terminated:

One-third of the IRR-Based Vesting CSEs will vest if the Internal Rate of Return for the period from July 29, 2011 through and including December 31, 2015 is 19%,

An additional one-third of the IRR-Based Vesting CSEs will vest if the Internal Rate of Return for the period from July 29, 2011 through and including December 31, 2015 is 20%, and

An additional one-third of the IRR-Based Vesting CSEs will vest if the Internal Rate of Return for the period from July 29, 2011 through and including December 31, 2015 is 21%.

For purposes of this Agreement, “Internal Rate of Return” shall be calculated by computing the annualized effective compounded rate of return based on a “Starting Value” and a “Final Value” over the period beginning July 29, 2011 and ending at the time of the applicable Payout Event. For purposes of this Agreement, the “Starting Value” shall be $800 million. Solely for purposes of the Performance-Based CSE Vesting Schedule, the “Final Value” shall be determined as follows:

a)                                     If the Payout Event is a Sale of the Company, the Final Value shall be defined as the amount determined by the Board in good faith as the value of the total consideration paid to the stockholders of Alexandria Holdings Corp. at closing, taking into account the transaction resulting in a Sale of the Company and the amount and type of consideration paid to the

Company or its shareholders, as the case may be. The determination by the Board of the Final Value shall be final and binding.

b)                                     If the Payout Event is a Qualifying Termination or Expiration Date at any time following an IPO, the Final Value shall be equal to the market capitalization of the Company as determined by multiplying the total number of shares of the Company’s common stock issued and outstanding immediately after the IPO by the average per share closing price of the Company’s common stock as quoted by the national securities exchange on which the Company’s shares are listed in connection with such IPO for the first three full trading days following the pricing of the Company’s common stock in the IPO.

c)                                      If neither a Sale of the Company or an IPO occur prior to a Payout Event resulting from a Qualifying Termination or the Expiration Date, the Final Value shall be equal to the amount determined by multiplying EBITDA for the Fiscal Year ending on December 31, 2015, by 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries and increased by (1) cash and cash equivalents of the Company and its Subsidiaries and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter (including the annual fees paid to Woori Blackstone) and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on July 29, 2011 and ending at the time of the applicable Payout Event.

Employee acknowledges that the vesting of his or her CSEs as of any such vesting date is expressly conditioned on Employee remaining in the continuous employment of the Company or a Subsidiary at all times from the Grant Date through and including the relevant vesting date. Notwithstanding anything to the contrary herein or in the Plan, upon the occurrence of a Payout Event resulting from a Sale of the Company, 100% of the CSEs awarded hereunder shall be considered Vested CSEs at the effective time of such Sale of the Company.

3.                                      Miscellaneous.

(a)                                 Entire Agreement; Amendment; Termination. Except for the Plan, this Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements or understandings, either oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, modified or supplemented in any respect, except as otherwise expressly permitted hereunder or by a subsequent written agreement entered into by both parties. No waiver of any provision of this Agreement shall be valid unless it is in writing.

(b)                                 Binding Effect. This Agreement shall be binding upon the Company, Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

(c)                                  Governing Law. This Agreement and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (regardless of the law that might otherwise govern under applicable Massachusetts principles of conflict of laws).

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the Grant Date.

ACUSHNET COMPANY		EMPLOYEE

By
Its

Dated:	, 20	Dated:	, 20

Exhibit 1

FIRST AMENDMENT TO THE

EQUITY APPRECIATION RIGHTS AWARD AGREEMENT

First Amendment, dated May 19, 2015, to the Equity Appreciation Rights Award Agreement entered into and effective as of August 31, 2011 (the “Agreement”) by and between Acushnet Company, (the “Company”) and the undersigned (the “First Amendment”). Defined terms used herein and not otherwise defined shall have the meanings set forth in the Acushnet Company Equity Appreciation Rights Plan (the “Plan”).

1.                                      Paragraph b) under the heading “Performance-Based CSE Vesting Schedule (Internal Rate of Return) in Section 2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“b)                 If the Payout Event is a Qualifying Termination or Expiration Date at any time following an IPO, the Final Value shall be equal to the market capitalization of the Company as determined by multiplying the total number of shares of the Company’s common stock issued and outstanding immediately after the IPO by the average per share closing price of the Company’s common stock as quoted by the national securities exchange on which the Company’s shares are listed in connection with such IPO for the first three full trading days following the pricing of the Company’s common stock in the IPO; increased by the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending at the time of the applicable Payout Event.

2.                                      Except to the extent modified by Section 1 above, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

ACUSHNET COMPANY	EMPLOYEE

By:	Name:

SECOND AND THIRD AMENDMENTS TO THE

EQUITY APPRECIATION RIGHTS AWARD AGREEMENT

Second and Third Amendment (collectively, the “Amendment”), dated June    , 2016, to the Equity Appreciation Rights Award Agreement entered into and effective as of August 30, 2011 and amended May 19, 2015 (the “Agreement”), by and between Acushnet Company (the “Company”) and the undersigned employee.  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Acushnet Company Equity Appreciation Rights Plan, as amended (the “Plan”).

I.                Second Amendment.

1.              A new Section 4 shall be inserted as follows:

“4.                                Enterprise Value.  For purposes of this Agreement and the CSEs awarded hereunder, “Enterprise Value” shall mean the amount determined by multiplying (i) the Company’s EBITDA for the relevant Fiscal Year (as specified in the definition of the CSE Value) by (ii) 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries as of the last day of the relevant Fiscal Year, and increased by (1) cash and cash equivalents of the Company and its Subsidiaries as of the last day of the relevant Fiscal Year and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending on the last day of the relevant Fiscal Year.”

II.                                   Third Amendment.

1.              The paragraph immediately preceding Paragraph (a) under the heading “Performance-Based CSE Vesting Schedule (Internal Rate of Return) in Section 2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“For purposes of this Agreement, “Internal Rate of Return” shall be calculated by computing the annualized effective compounded rate of return based on a “Starting Value” and a “Final Value” over the period beginning July 29, 2011 and ending December 31, 2015.  For purposes of this Agreement, the “Starting Value” shall be $800 million.  Solely for purposes of the Performance-Based CSE Vesting Schedule, the “Final Value” shall be determined as follows:”

2.              Paragraph (a) under the heading “Performance-Based CSE Vesting Schedule (Internal Rate of Return) in Section 2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“The Final Value shall be equal to the amount determined by multiplying EBITDA for the Fiscal Year ending on December 31, 2015, by 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2015 and increased by (1) cash and cash equivalents of the Company and its Subsidiaries as of December 31, 2015 and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter (including the annual fees paid to Woori Blackstone) and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on July 29, 2011 and ending December 31, 2015.”

3.              Paragraphs (b) and (c) under the heading “Performance-Based CSE Vesting Schedule (Internal Rate of Return) in Section 2 of the Agreement are hereby deleted in their entirety.

III.      Except to the extent modified above, the Agreement is hereby ratified and confirmed in all respects.

IV.       This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signed copy of the Amendment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of the Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ACUSHNET COMPANY	EMPLOYEE

By:	Name: